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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Consolidated Financial And Other Data", "Selected Consolidated Financial Data" and "Independent Accountants" and to the use of our report dated February 25, 2003 [except for note 16 as to which the date is July 18, 2003] in Amendment No. 1 to the Registration Statement [Form F-4 No. 333-108879] and related prospectus of MobiFon Holdings B.V. for the registration of 12.50% Senior Notes due July 31, 2010.

Our audits also included the financial statement schedules of MobiFon Holdings B.V. listed in Item 21. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                       /s/ Ernst & Young LLP
Montreal, Canada,                                          Chartered Accountants
October 15, 2003.